Exhibit 99.1

INCOME FUND
EIGHT B L.P.

2006 ANNUAL

PORTFOLIO OVERVIEW

ICON Income Fund Eight B L.P.

- 2006 Annual Portfolio Overview -

Dear Partner of ICON Income Fund Eight B L.P.:

ICON Income Fund Eight B L.P. (“Eight B”) raised $75,000,000 commencing with its initial offering on May 24, 2000 through the closing of the offering on October 17, 2001.  As of December 31, 2006, Eight B had 741,530 limited partnership units outstanding.  During the reporting period, Eight B continued to function in its “Reinvestment Period” and no additional partners were admitted.

During the Reinvestment Period, Eight B has been seeking to purchase additional equipment subject to lease.  The leased equipment in Eight B’s portfolio is comprised of two lease categories: (i) growth leases, where the rental cash flows have been assigned or pledged to a lender, and (ii) income leases, where Eight B retains the rental cash flows.  While income leases produce monthly cash flow, growth leases permit Eight B to retain an interest in the future value of the equipment on a leveraged equity basis.  Eight B’s General Partner, ICON Capital Corp. (the “General Partner”), expects that the future value of the equipment in growth leases will be greater than Eight B’s initial cash investment.

Cash generated from these investments has facilitated Eight B’s distributions to investors.  Availability of cash to be used for reinvestment also depends on the requirements for expenses, reserves and distributions to investors.

On March 26, 2007, Eight B announced that its Reinvestment Period, which had previously been extended for six months and was anticipated to end on or about April 2007, had been extended for an additional two months to June 2007.  Cash distributions to Eight B’s limited partners will continue at the annualized rate of 8% during the extended Reinvestment Period.  Following its Reinvestment Period, Eight B will enter its “Liquidation Period,” during which it will dispose of its investments in the ordinary course of business.  The General Partner will notify all limited partners in advance of the commencement of the Liquidation Period.

News Covering the Fourth Quarter of 2006

•  Cathay Pacific Airways Limited (“Cathay”) announced its flight figures for 2006 as a whole show both passenger growth and cargo growth keeping above the airline’s rise in capacity.   In December, Cathay carried a total of 1,495,023 passengers, up 5.9% on the same month in 2005.  The number of passengers carried in the whole of 2006 was 16,727,757 – up 8.4% on the previous year and ahead of a cumulative passenger capacity increase for the year of 7.7%.  In December, Cathay carried 108,842 tonnes of cargo, a rise of 3.7% on the same month in 2005 and above a 3.6% gain in capacity, measured in available cargo/mail tonne kilometres.  For 2006 as a whole, the load factor was up 1.3 points to 68.3%, while the amount of freight carried rose by 7.2% to 1,198,703 tonnes.  (Source:  Cathay press release, dated January 10, 2007)

•  FedEx Corporation (“FedEx”) announced  it has acquired ANC Holdings Limited, a United Kingdom domestic express transportation company for £120 million. This transaction will allow FedEx Express, an operating unit of FedEx,  to directly serve the entire United Kingdom domestic market, providing a broader range of shipping options and enhanced service under the trusted FedEx brand.  (Source: FedEx press release, dated December 18, 2006)

Neither Eight B nor the General Partner accepts any responsibility for, or assumes any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News Covering the Reporting Period.”

Portfolio Overview

Eight B has invested in equipment both directly and indirectly through joint ventures with its affiliates.  As of December 31, 2006, Eight B’s portfolio consisted primarily of:

Income leases

•  Office fixtures, furniture and telephone systems subject to a finance lease with Regus Business Centre Corp. (“Regus”).  Eight B purchased the equipment for approximately $5.3 million.  In March 2003, the lease was restructured as part of a bankruptcy settlement.  The lease was extended for an additional 48 months at a reduced rental rate through March 2007.  The lease terminated in March 2007 and in accordance with its terms, title to the equipment passed to Regus.

•  Five aircraft engine modules on lease to TWA, LLC, a subsidiary of American Airlines, through May 2008.  This investment was originally a growth lease.  The aggregate purchase price was $5,950,000, of which Eight B paid $4,038,790 and the balance was funded through non-recourse debt.  All debt was prepaid in November 2003.

•  A 74.87% interest in ICON SPK 2023-A, LLC (“SPK”), a joint venture with ICON Income Fund Nine, LLC.  At December 31, 2006, SPK held a portfolio of four active leases consisting of various material handling equipment.  These leases are scheduled to expire in April 2008.

Growth leases

•  15% and 90% interests, respectively, in two McDonnell Douglas DC-10-30 aircraft (N317FE and N319FE) on lease to FedEx Corp.  Both leases expire on March 31, 2007.  The interests in the aircraft were purchased for $28,352,619, of which Eight B paid $3,218,908 the balance of which was funded through non-recourse debt.  The leases terminated in March 2007 and FedEx exercised its option to purchase the aircraft.

•  A 97.73% interest in ICON Cheyenne, LLC (“ICON Cheyenne”).  ICON Cheyenne holds a portfolio of leases consisting primarily of material handling and manufacturing equipment.  As of December 31, 2006, three of the original 119 leases were in effect.  The last of these leases is scheduled to expire in September 2007.  Eight B purchased its interest in the portfolio for approximately $29,706,000, of which Eight B paid approximately $11,400,000 and the balance of which was funded through non-recourse debt.

•  Two Airbus A340-313Xs (B-HXM and B-HXN) on lease to Cathay.  Eight B owns a 100% interest and a 50% interest in each aircraft, respectively.  The combined purchase price of the interests in both aircraft was approximately $114,592,000, of which Eight B paid approximately $6,375,000 the balance of which was funded through non-recourse debt.  The original lease on the first aircraft (B-HXM) was due to expire on March 14, 2006 but was extended until October 1, 2011.  The original lease on the second aircraft (B-HXN) was due to expire on March 27, 2006 and has been extended until July 1, 2011. In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced.

•  128 photo development labs on lease to Kmart Corporation (“K-Mart”).  This equipment is subject to four separate leases.  Three of the leases expired on April 30, 2006, May 31, 2006 and August 31, 2006, respectively.  These three leases were extended for 90 days from the respective lease expiration dates in accordance with the lease.  The last lease is scheduled to expire in January 2007.  Based on recent negotiations with potential buyers, the General Partner determined that the photo labs had an impaired market value.  Accordingly, Eight B recorded an impairment loss of approximately $393,000 during the third quarter of 2006 in order to more closely approximate the estimated fair value of the equipment.  Eight B acquired the labs for approximately $18,234,000, of which Eight B paid approximately $682,000 and the balance of approximately $17,552,000 was funded through non-recourse debt.

Options

The General Partner determined that Eight B’s investment in an option to purchase a 1994 Boeing 737-524 together with two engines was impaired and accordingly, Eight B recognized an impairment loss of $2,100,000. The decision was based upon the fact that the current market value of the aircraft and engines is less than the amount required to exercise the option.  A recovery in the value of the option is not anticipated and accordingly there is a low probability that Eight B will exercise the option.

10% Status Report

As of the end of the reporting period, the two Cathay aircraft and FedEx N319FE aircraft were the only three assets that individually constituted at least 10% of the aggregate purchase price of Eight B’s asset portfolio.  Only the Cathay aircraft are scheduled to remain on lease during the next year.  FedEx paid its last lease payment on October 1, 2006 and the lease expired in March 2007, in connection with which FedEx exercised its option to purchase the aircraft.

At December 31, 2006, the two Cathay aircraft (B-HXM and B-HXN) had 57 and 54 monthly payments remaining, respectively.  Both Cathay aircraft were manufactured in 1996, and to the best of the General Partner’s knowledge, each aircraft retains an Airworthiness Certificate and is maintained in accordance with the rules and regulations of the governing aviation authority as required under each lease.

Asset Dispositions Subsequent to the Reporting Period

•  On March 30, 2007, Eight B sold its interests in the aircraft to FedEx for approximately $5,567,500 resulting in a loss on the sale of the aircraft of approximately $1,018,000.  The loss will be recognized in the first quarter of 2007.  In September 2006, Eight B received irrevocable notice from FedEx of its intent to purchase the aircraft at lease expiry.  In accordance with the terms of the lease, the purchase price for the aircraft was to be determined based on a series of appraisals performed by independent appraisers.

•  On February 9, 2007, Eight B sold all of the remaining equipment previously on lease to K-Mart for approximately $254,000.  Eight B will recognize a gain on the sale of this equipment of approximately $113,000 that will be recorded during the first quarter of 2007.

 Distribution Analysis

During the reporting period, Eight B continued to make monthly distributions at a rate of 8% per annum.  Cash available for distributions was generated substantially through cash from operations.  From the inception of the offering period, Eight B has made seventy-nine monthly distributions to its limited partners.  During 2006, Eight B paid to its limited partners $5,934,486 in cash distributions.  As of December 31, 2006, a $10,000 investment made at the initial closing would have received $6,053 in cumulative distributions representing a return of approximately 60% of such initial investment.

Fund Summary
Offering Period	5/24/2000- 10/17/2001
Size of offering	$75,000,000
Original No. of Investors	2,832
Estimated start of Fund liquidation	6/17/2007

Outlook and Overview

The ICON Cheyenne and SPK portfolios continued to comprise the majority of maturing leases.  During 2006, ICON Cheyenne sold approximately $583,000 in equipment resulting in an approximately $582,000 gain on sale; while SPK sold approximately $460,000 of equipment resulting in a loss of approximately $106,000.  The final K-Mart lease expired in January 2007 and the equipment was purchased by K-Mart as detailed above.

As of December 31, 2006, Eight B had $762,601 in cash and cash equivalents on hand.  Substantially all of Eight B’s cash flows are derived from income leases.  On a monthly basis, Eight B deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs.  The remaining cash flows are then available for monthly distribution to investors.

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets
December 31,

ASSETS

	2006	2005
Cash and cash equivalents	$762,601	$848,665

Investments in finance leases:
Minimum rents receivable	67,973	2,486,536
Estimated unguaranteed residual values	-	677,390
Initial direct costs, net	-	8,347
Unearned income	(306)	(132,337)

Net investments in finance leases	67,667	3,039,936

Investments in operating leases:
Equipment, at cost	111,987,930	118,154,977
Accumulated depreciation	(43,018,821)	(41,174,571)

Net investments in operating leases	68,969,109	76,980,406

Investments in joint ventures	4,315,573	5,002,985
Equipment held for sale	140,400	-
Investment in option, at cost	-	2,100,000
Due from General Partner and affiliates	-	92,836
Other assets, net	4,396,322	3,895,419

Total assets	$78,651,672	$91,960,247

LIABILITIES AND PARTNERS' EQUITY

Liabilities:
Notes payable - non-recourse	$52,572,875	$63,746,059
Revolving line of credit	3,125,000	-
Deferred rental income	138,021	497,303
Accounts payable and other liabilities	2,040,339	426,263
Minority interest	498,287	353,481

Total liabilities	58,374,522	65,023,106

Commitments and contingencies

Partners' equity:
General Partner	(446,575)	(380,487)
Limited Partners (741,530 and 742,830 units outstanding,
$100 per unit original issue price)	20,723,725	27,317,628

Total partners' equity	20,277,150	26,937,141

Total liabilities and partners' equity	$78,651,672	$91,960,247

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Operations
Years Ended December 31,

	2006	2005	2004
Revenue:
Rental income	$16,174,323	$19,426,643	$19,602,860
Finance income	133,856	563,439	1,134,039
(Loss) income from investments in joint ventures	(778,423)	515,832	425,883
Net gain on sales of equipment and residual values	476,020	4,827,527	293,932
Interest and other income	246,729	593,085	135,083

Total revenue	16,252,505	25,926,526	21,591,797

Expenses:
Impairment loss	2,493,108	3,855,316	1,801,788
Depreciation and amortization	7,648,323	12,573,850	14,749,143
Interest	3,511,641	4,285,629	5,688,282
Management fees - General Partner	410,842	1,311,990	1,500,347
Administrative expense reimbursements - General Partner	161,980	515,934	862,030
General and administrative	657,832	543,819	1,188,050
Maintenance expense	1,546,456	-	171,180
Bad debt (reversal) expense	-	(411,742)	411,742
Minority interest	436,749	(116,855)	(171,759)

Total expenses	16,866,931	22,557,941	26,200,803

Net (loss) income	$(614,426)	$3,368,585	$(4,609,006)

Net (loss) income allocable to:
Limited Partners	$(608,282)	$3,334,899	$(4,562,916)
General Partner	(6,144)	33,686	(46,090)

	$(614,426)	$3,368,585	$(4,609,006)

Weighted average number of limited
partnership units outstanding	741,752	743,161	744,463

Net (loss) income per weighted average
limited partnership unit outstanding	$(0.82)	$4.49	$(6.13)

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statement of Changes in Partners' Equity
Years Ended December 31, 2004, 2005 and 2006

	Limited
	Partnership			Total
	Units	Limited	General	Partners'
	Outstanding	Partners'	Partner	Equity
Balance, January 1, 2004	745,491	$40,611,841	$(247,872)	$40,363,969

Limited partnership units redeemed	(2,212)	(142,366)	-	(142,366)
Cash distributions to partners	-	(5,955,151)	(60,155)	(6,015,306)
Net loss	-	(4,562,916)	(46,090)	(4,609,006)

Balance, December 31, 2004	743,279	29,951,408	(354,117)	29,597,291

Limited partnership units redeemed	(449)	(23,139)	-	(23,139)
Cash distributions to partners	-	(5,945,540)	(60,056)	(6,005,596)
Net income	-	3,334,899	33,686	3,368,585

Balance, December 31, 2005	742,830	27,317,628	(380,487)	26,937,141

Limited partnership units redeemed	(1,300)	(51,135)	-	(51,135)
Cash distributions to partners	-	(5,934,486)	(59,944)	(5,994,430)
Net loss	-	(608,282)	(6,144)	(614,426)

Balance, December 31, 2006	741,530	$20,723,725	$(446,575)	$20,277,150

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
Years Ended December 31,

	2006	2005	2004
Cash flows from operating activities:
Net (loss) income	$(614,426)	$3,368,585	$(4,609,006)
Adjustments to reconcile net (loss) income to net cash
provided by (used in) operating activities:
Rental income paid directly to lenders by lessees	(13,614,988)	(17,076,952)	(18,082,778)
Finance income paid directly to lenders by lessees	(133,856)	(414,389)	(799,636)
Loss (income) from investments in joint ventures	778,423	(515,832)	(425,883)
Net gain on sales of equipment and residual values	(476,020)	(4,827,527)	(293,932)
Impairment loss	2,493,108	3,855,316	1,801,788
Depreciation and amortization	7,648,323	12,573,850	14,749,143
Interest expense on non-recourse financing paid directly to
lenders by lessees	3,399,171	3,757,058	4,956,594
Bad debt (reversal) expense	-	(411,742)	411,742
Minority interest	436,749	(116,855)	(171,759)
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	823,007	732,028	1,589,028
Due to/from General Partner and affiliates	92,836	(248,308)	224,439
Other assets	78,615	(128,620)	(287,477)
Deferred rental income	(359,282)	237,343	378,328
Accounts payable and other liabilities	1,612,826	(346,392)	(231,350)

Net cash provided by (used in) operating activities:	2,164,486	437,563	(790,759)

Cash flows from investing activities:
Proceeds from sales of equipment and residual values	1,052,969	9,438,738	6,004,595
Equipment sales advances received	-	-	12,600
Loans and advances to affiliates	-	(672,992)	(1,014,384)
Distributions to minority interest in joint venture	(291,943)	(350,389)	(660,232)
Cash investment in joint venture	(91,011)	-	(5,616)
Distributions received from joint ventures	-	-	925,111

Net cash provided by investing activities:	670,015	8,415,357	5,262,074

Cash flows from financing activities:
Cash distributions to partners	(5,994,430)	(6,005,596)	(6,015,306)
Proceeds from revolving line of credit	3,125,000	4,160,000	1,920,000
Repayment of revolving line of credit	-	(7,385,000)	(695,000)
Repayment of non-recourse borrowings	-	-	(73,046)
Minority interest contribution, net	-	-	23,080
Redemption of limited partnership units	(51,135)	(23,139)	(142,366)

Net cash used in financing activities:	(2,920,565)	(9,253,735)	(4,982,638)

Net decrease in cash and cash equivalents	(86,064)	(400,815)	(511,323)
Cash and cash equivalents, beginning of the year	848,665	1,249,480	1,760,803

Cash and cash equivalents, end of the year	$762,601	$848,665	$1,249,480

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
Years Ended December 31,

	2006	2005	2004
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$112,470	$779,435	$731,688

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid directly to lenders by lessees	$14,572,355	$19,692,615	$20,323,662
Notes payable non-recourse cancelled with repossession of equipment	$-	$3,398,406	$34,491,692
Joint venture interests acquired from affiliate in exchange
for amounts owed, at fair value	$-	$672,992	$1,014,384
Escrow utilized to pay non-recourse debt	$281,868	$-	$-
Transfer of equipment from direct finance lease to operating lease	$403,565	$-	$-
Transfer of equipment in operating leases to equipment held for sale	$239,043	$-	$-
Transfer of equipment from direct finance lease to equipment held for sale	$104,360	$-	$-

Transactions with Related Parties

Prior to May 1, 2006, in accordance with the terms of the Management Agreement, Eight B paid the General Partner (i) management fees ranging from 1% to 7% based on a percentage of the rentals received either directly by Eight B or through joint ventures and (ii) acquisition fees of 3% calculated based on the gross value of Eight B’s acquisition transactions.  In addition, the General Partner was reimbursed for administrative expenses incurred by it in connection with Eight B's operations.  Effective  May 1, 2006,  the  General  Partner  waived its rights to future management fees and administrative expense reimbursements.

Administrative expense reimbursements are costs incurred by the General Partner and necessary to Eight B’s operations.  These costs include the General Partner’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to Eight B based upon the percentage of time such personnel dedicate to Eight B.  Excluded are salary and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the General Partner.

The General Partner also has a 1% interest in Eight B’s profits, losses, cash distributions and liquidation proceeds. Eight B paid distributions to the General Partner of $59,944, $60,056 and $60,155, respectively, for the years ended December 31, 2006, 2005 and 2004. Additionally, the General Partner’s interest in Eight B’s net (loss) income was $(6,144), $33,686 and $(46,090), respectively, for the years ended December 31, 2006, 2005 and 2004.

Fees and other expenses charged to operations by Eight B and paid to the General Partner or its affiliates for the three years ended December 31, 2006, 2005 and 2004, respectively, were as follows:

	Years Ended December 31,
	2006	2005	2004
Management fees	$410,842	$1,311,990	$1,500,347
Administrative fees	161,980	515,934	862,030
	$572,822	$1,827,924	$2,362,377

*Limited Partners may obtain a summary of Administrative fees upon request.

Your participation in Eight B is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., General Partner

Thomas W. Martin
Chairman, Chief Executive Officer and President

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws.  Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA.  These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of  similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconcapital.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Eight B’s costs down as mailing this report to all investors is expensive. Nevertheless, the reports are immediately available on your request.